[WFS FINANCIAL LOGO]                                                Exhibit 20.2

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003





COLLECTIONS

                                                                                                     DOLLARS
                                                                                                     -------

Payments received                                                                                 56,151,986.00
      Plus / (Less):
               Net Servicer Advances                                                                 792,868.06
                                                                                                  -------------
Total Funds Available for Distribution                                                            56,944,854.06
                                                                                                  =============



DISTRIBUTIONS

      Servicing Fee                                                           1,714,372.00
      Trustee and Other Fees                                                          0.00
                                                                              ------------

Total Fee Distribution                                                                             1,714,372.00

      Note Interest Distribution Amount - Class A-1             621,425.00
      Note Interest Distribution Amount - Class A-2             544,170.00
      Note Interest Distribution Amount - Class A-3             984,866.67
      Note Interest Distribution Amount - Class A-4           1,020,835.83
                                                             -------------
                                                              3,171,297.50

      Note Principal Distribution Amount - Class A-1         51,321,490.81
      Note Principal Distribution Amount - Class A-2                  0.00
      Note Principal Distribution Amount - Class A-3                  0.00
      Note Principal Distribution Amount - Class A-4                  0.00
                                                             -------------
                                                             51,321,490.81

Total Class A Interest and Principal Distribution                                                 54,492,788.31

      Note Interest Distribution Amount - Class B-1             223,975.00
      Note Principal Distribution Amount - Class B-1                  0.00
                                                             -------------

Total Class B Interest and Principal Distribution                                                    223,975.00

      Note Interest Distribution Amount - Class C-1             291,656.25
      Note Principal Distribution Amount - Class C-1                  0.00
                                                             -------------

Total Class C Interest and Principal Distribution                                                    291,656.25

      Note Interest Distribution Amount - Class D-1             222,062.50
      Note Principal Distribution Amount - Class D-1                  0.00
                                                             -------------

Total Class D Interest and Principal Distribution                                                    222,062.50
                                                                                                  -------------


Total Distributions                                                                               56,944,854.06
                                                                                                  =============

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003





PORTFOLIO DATA:
                                                              # of loans
      Beginning Aggregate Principal Balance                      93,121                          1,500,000,000.00

          Less:Principal Payments                                     0      (20,192,616.38)
               Full Prepayments                                  (1,649)     (23,552,690.17)
               Partial Prepayments                                    0                0.00
               Liquidations                                         (56)        (772,465.12)
                                                                             ---------------
                                                                                                   (44,517,771.67)
                                                                                                 -----------------
      Ending Aggregate Principal Balance                         91,416                          1,455,482,228.33
                                                                                                 =================

Ending Outstanding Principal Balance of Notes                                                    1,441,178,509.19
Overcollateralization Amount                                                                        14,303,719.14
Overcollateralization Level                                                                                  0.98%

OTHER RELATED INFORMATION:

Spread Account:

      Beginning Balance                                                        7,500,000.00
            Deposits                                                                   0.00
            Reductions                                                                 0.00
                                                                             ---------------
      Ending Balance                                                                                 7,500,000.00

      Beginning Initial Deposit                                                7,500,000.00
            Repayments                                                                 0.00
                                                                             ---------------
      Ending Initial Deposit                                                                         7,500,000.00


Modified Accounts:
      Principal Balance                                                               0.00%                  0.00
      Scheduled Balance                                                               0.00%                  0.00

Servicer Advances:
      Beginning Unreimbursed Advances                                                  0.00
      Net Advances                                                               792,868.06
                                                                             ---------------
                                                                                                       792,868.06

Net Charge-Off Data:                                          # of loans
      Charge-Offs                                                    13           76,691.93
      Recoveries                                                     (2)          (8,398.76)
                                                                             ---------------
      Net Charge-Offs                                                                                   68,293.17

Delinquencies ( P&I):                                         # of loans
      30-59 Days                                                    539        6,034,905.10
      60-89 Days                                                     13          164,734.96
      90-119 Days                                                     3           28,669.97
      120 days and over                                               1            7,422.04

Repossessions                                                         6           51,057.50

Contracts Repurchased (pursuant to Sect. 3.02,
      4.07, or 9.01 of the Sale and Servicing Agreement)              0                                      0.00

Cumulative Charge-Off Percentage                                                                             0.00%

WAC                                                                                                       11.5229%
WAM                                                                                                        62.385

                        WFS FINANCIAL 2003-2 OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003

                                             BEGINNING           NOTE MONTHLY                           TOTAL
                         Original           Outstanding            Principal         Prior            Principal        Principal
                         Principal           Principal           Distributable       Principal      Distributable     Distribution
    Classes               Balance             Balance               Amount           Carryover         Amount            Amount
    -------               -------             -------               ------           ---------         ------            ------
      A-1              335,000,000.00       335,000,000.00       51,321,490.81          0.00        51,321,490.81     51,321,490.81


      A-2              291,000,000.00       291,000,000.00                0.00          0.00                 0.00              0.00


      A-3              395,000,000.00       395,000,000.00                0.00          0.00                 0.00              0.00


      A-4              299,000,000.00       299,000,000.00                0.00          0.00                 0.00              0.00


      B-1               63,750,000.00        63,750,000.00                0.00          0.00                 0.00              0.00


      C-1               67,500,000.00        67,500,000.00                0.00          0.00                 0.00              0.00


      D-1               41,250,000.00        41,250,000.00                0.00          0.00                 0.00              0.00

                     ----------------     ----------------       -------------          ----        -------------     -------------
      TOTAL          1,492,500,000.00     1,492,500,000.00       51,321,490.81          0.00        51,321,490.81     51,321,490.81
                     ================     ================       =============          ====        =============     =============

                                              REMAINING              TOTAL
                            Current          Outstanding           Principal
                           Principal          Principal           and Interest
    Classes                Carryover           Balance            Distribution
    -------                ---------           -------            ------------

      A-1                        0.00       283,678,509.19       51,942,915.81


      A-2                        0.00       291,000,000.00          544,170.00


      A-3                        0.00       395,000,000.00          984,866.67


      A-4                        0.00       299,000,000.00        1,020,835.83


      B-1                        0.00        63,750,000.00          223,975.00


      C-1                        0.00        67,500,000.00          291,656.25


      D-1                        0.00        41,250,000.00          222,062.50
                                 ----     ----------------       -------------

      TOTAL                      0.00     1,441,178,509.19       55,230,482.06
                                 ====     ================       =============







                           NOTE MONTHLY                 TOTAL
                             INTEREST      PRIOR       INTEREST      INTEREST      CURRENT            DEFICIENCY           POLICY
     NOTE       INTEREST  DISTRIBUTABLE  INTEREST    DISTRIBUTABLE  DISTRIBUTION   INTEREST             CLAIM              CLAIM
    CLASSES       RATE        AMOUNT     CARRYOVER      AMOUNT        AMOUNT       CARRYOVER            AMOUNT             AMOUNT
    -------       ----        ------     ---------      ------        ------       ---------            ------             ------
      A-1       1.26000%    621,425.00        0.00    621,425.00     621,425.00       0.00                      0.00         0.00

      A-2       1.32000%    544,170.00        0.00    544,170.00     544,170.00       0.00                      0.00         0.00

      A-3       1.76000%    984,866.67        0.00    984,866.67     984,866.67       0.00                      0.00         0.00

      A-4       2.41000%  1,020,835.83        0.00  1,020,835.83   1,020,835.83       0.00                      0.00         0.00

      B-1       2.48000%    223,975.00        0.00    223,975.00     223,975.00       0.00                      0.00         0.00

      C-1       3.05000%    291,656.25        0.00    291,656.25     291,656.25       0.00                      0.00         0.00

      D-1       3.80000%    222,062.50        0.00    222,062.50     222,062.50       0.00                      0.00         0.00
                                                                                                                ====         ====

                                                                                                     Note Percentage   100.000000%

                                                                                              Certificate Percentage     0.000000%
     TOTAL                3,908,991.25        0.00  3,908,991.25   3,908,991.25       0.00
                          ============        ====  ============   ============       ====

                        WFS FINANCIAL 2003-2 OWNER TRUST
                              Officer's Certificate
                 for Master Service Report Date of June 30, 2003
                     for Distribution Date of July 21, 2003




Detailed Reporting

         See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of June 30, 2003 and were performed in conformity with the Sale and Servicing Agreement dated May 1, 2003.

                                 -----------------------------------------------
                                 Susan Tyner
                                 Vice President
                                 Assistant Controller

                                 -----------------------------------------------
                                 Lori Bice
                                 Assistant Vice President
                                 Director of Technical Accounting